UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 —	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On May 22, 2007, the common stock of Save the World Air, Inc. (the “Company”) was delisted and will not be quoted on the Over-the Counter Bulletin Board (the “OTCBB”) because of the Company’s failure to file its Annual Report on Form 10-KSB for the year ended December 31, 2006 (the “Form 10-KSB”) by the end of the OTCBB delinquency period, which expired at 5:30 pm local time on May 18, 2007. Under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Form 10-KSB was due to be filed with the SEC not later than 90 calendar days following the completion of the fiscal year ended December 31, 2006, plus an additional 15 calendar day extension upon the filing with the SEC of a notification on Form 12b-25 (the “Form 12b-25”) that the Company would file its Form 10-KSB late. The 30-day OTCBB delinquency period commenced after such time.
     The Company believes that its common stock will continue to be quoted over the counter on the “pink sheets”.
     The Company previously reported in the Form 12b-25, filed with the SEC on April 3, 2007 preliminary results of operations. Results for the year ended December 31, 2006 versus 2005, as updated to reflect the change in presentation described below, are as follows:
     For the fiscal year ended December 31, 2006, we recorded our first revenues and cost of goods sold of $30,000 and $13,400, respectively, realizing a gross profit of $16,600, compared to $0 and $0, respectively, for the year ended December 31, 2005.
     Company reported on its Form 12b-5 that it expected to report general and administrative expenses of $9,810,918 for the fiscal year ended December 31, 2006, compared to $2,980,046 for the fiscal year ended December 31, 2005.
     Since the filing of its Form 12b-25, the Company has reclassified the presentation of general and administrative expenses to operating expenses. The difference between the Company’s prior presentation of general and administrative expenses and its presentation of operating expenses is comprised completely of the reclassification of the interest expense related to the issuance of the Company’s convertible notes. The reclassification of presentation of general and administrative expenses to operating expenses did not result in any difference in the net loss as reported in the 12b-25 filing and as expected to be reported in the 10K-SB for the year ended December 31, 2006.
     The Company now expects to report operating expenses of $7,412,227 for the fiscal year ended December 31, 2006, compared to $2,631,082 for the fiscal year ended December 31, 2005, an increase of $4,781,145. The increase in operating expenses is largely due to the continued cost of the Company bringing its first product to market and the normal course of business operations. Much of the increase is also due to non-cash compensation to both employees and to consultants and other professionals. Specifically, this increase is attributable to increases in fair value of stock options given to employees ($2,253,263); salaries and benefits expenses ($1,076,122); consulting and professional fees ($480,813); non-cash expenses of amortization of deferred compensation, consulting fees, professional fees and settlement cost ($221,852); corporate expenses ($161,012); non-cash depreciation ($135,112); travel ($126,675); office and other expenses ($111,384); rent and utilities ($109,919); and exhibit and trade shows ($104,993).
     Research and development expenses were $401,827 for the fiscal year ended December 31, 2006, compared to $1,150,361 for the fiscal year ended December 31, 2005, a decrease of $748,534. Our research and development expenses include contracts with RAND, consultant’s fees, capital expenditures, cost of services and supplies. The decrease in research and development expenses is primarily attributable to a decrease in contracts with RAND Corporation ($785,000) and R&D consulting fees ($64,270). These decreases were offset by increases in travel expenses ($68,686) and testing tools and supplies ($32,050).
     Interest income was $15,422 for the fiscal year ended December 31, 2006 compared to $0 for the fiscal year ended December 31, 2005. The increase is the result of excess cash from fund raising that was invested in a money market accounts. Interest expense was $2,398,691 for the fiscal year ended December 31, 2006 compared to $348,964 for the fiscal year ended December 31, 2005 an increase of $2,049,727. The increase is due to a non-cash increase of $1,965,894 from amortization of debt discount on convertible notes and payments of $83,833 on convertible notes. The settlement of litigation and debt was $0 for the fiscal year ended December 31, 2006 compared to $1,017,208 for the fiscal year ended December 31, 2005.
     We had a net loss of $10,181,523, or $.28 per share, for the year ended December 31, 2006, as compared to a net loss of $3,115,186, or $.08 per share for the fiscal year ended December 31, 2005.
     As a result primarily of limited financial and personnel resources, the Company has been unable to complete its financial statements and the Form 10-KSB. It is in the process of doing so, and currently believes that it will be able to file the Form 10-KSB during the week of May 21, 2007.
     The Company intends to request a market maker to file a Form 211 with the National Association of Securities Dealers, Inc. (the “NASD”) as soon as reasonably possible in order to seek to have its common stock quoted again on the OTCBB. The Company cannot estimate when, or if, approval by the NASD may be received for such re-quotation on the OTCBB.
     For information concerning additional financial information, please see Item 8.01, “Other Information”.

Item 8.01 — Other Information
     On May 22, 2007, the common stock of Save the World Air, Inc. (the “Company”) was delisted and will not be quoted on the Over-the Counter Bulletin Board (the “OTCBB”) because of the Company’s failure to file its Annual Report on Form 10-KSB for the year ended December 31, 2006 (the “Form 10-KSB”) by the end of the OTCBB delinquency period, which expired at 5:30 pm local time on May 18, 2007. Under the rules and regulations of the SEC, the Form 10-KSB was due to be filed with the SEC not later than 90 calendar days following the completion of the fiscal year ended December 31, 2006, plus an additional 15 calendar day extension upon the filing with the SEC of the Form 12b-25 that the Company would file its Form 10-KSB late. The 30-day OTCBB delinquency period commenced after such time.
     Additionally, the Company does not expect to be able to file its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 (the “Form 10-QSB”) in a timely manner. Under the rules and regulations of the SEC, the Form 10-QSB was due to be filed with the SEC not later than 45 calendar days following the completion of the quarter ended March 31, 2007. The Company did not file a Form 12b-25 with respect to the Form 10-QSB, because it would not have been able to file the Form 10-QSB within the five calendar day extension period applicable to quarterly reports.
     As a result primarily of limited financial and personnel resources, the Company has been unable to complete its financial statements and the Form 10-QSB. It soon expects to be able to do so, and currently believes that it may be able to file the Form 10-QSB during the week of May 28 or June 4, 2007.
     The Company ‘s preliminary revenue and net loss for the quarter ended March 31, 2007 follow, These preliminary results have not been reviewed by the audit firm.
     For the quarter ended March 31, 2007, the Company expects to report revenue of approximately $22,000 compared to no revenue for the quarter ended March 31, 2006.
     The Company expects to report a net loss of approximately $2.0 million, or $0.05 per share, for the quarter ended March 31, 2007, as compared to a net loss of approximately $3.0 million or $0.10 per share for the quarter ended March 31, 2006.
Item 9.01 Financial Statements and Exhibits
     None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2007	SAVE THE WORLD AIR, INC.
	By:	/s/ Bruce H. McKinnon
Bruce H. McKinnon
Chief Executive Officer and President